UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 22, 2016

EASTSIDE DISTILLING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, Steven Earles resigned as the Chief Executive Officer of Eastside Distilling, Inc. (the “Company”).  Mr. Earles will remain as a director and the President of the Company.  Concurrently therewith, the Board of Directors of the Company appointed Grover Wickersham as the Company’s Chief Executive Officer.  Mr. Wickersham will continue to also serve as the Chairman of the Company’s Board of Directors.  See the information regarding Mr. Wickersham contained in the Company’s proxy statement on Schedule 14A for its 2016 annual meeting of stockholders filed with the Securities and Exchange Commission on November 22, 2016, which information is incorporated herein by reference.

Item 8.01      Other Events.

On November 8, 2016, the Board of Directors of the Company appointed Melissa Heim as the Company’s Executive Vice President of Operations. Ms. Heim has served as the Company’s Master Distiller and is the creator of many of the Company’s award-winning spirits, including its whiskey portfolio which includes its Burnside Bourbon, Barrel Hitch American Whiskey, Cherry Bomb Whiskey and Marionberry Whiskey.  Ms. Heim will continue to also serve as the Company’s Master Distiller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: November 23, 2016	By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chairman and Chief Executive Officer